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                                                                    Exhibit 24.1


                               POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of M.B. FULLER COMPANY, a Minnesota corporation, hereby constitute and appoint WALTER KISSLING, JORGE WALTER BOLANOS AND RICHARD C. BAKER, his/her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the other, for him/her in his/her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and any and all amendments thereto, including post-effective amendments, relating to the issuance of share of Common Stock of H.B. Fuller Company pursuant to the EFTEC Savings Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or either of them, amy lawfully do or cause to be done by virtue hereof.

        Signature                         Title                     Date
       ----------                         -----                     ----

/s/Anthony L. Andersen             Chair-Board of Directors      April 2, 1997
---------------------------
Anthony L. Andersen


/s/Norbert R. Berg                 Director                      March 31, 1997
---------------------------
Norbert R. Berg


/s/Edward L. Bronstien, Jr.        Director                      March 28, 1997
---------------------------
Edward L. Bronstien Jr.


/s/Robert J. Carlson               Director                      April 1, 1997
---------------------------
Robert J. Carlson


/s/Freeman A. Ford                 Director                      March 28, 1997
---------------------------
Freeman A. Ford


/s/Gail D. Fosler                  Director                      March 29, 1997
---------------------------
Gail D. Fosler


/s/Reatha C. King                  Director                      March 30, 1997
---------------------------
Reatha Clark King


/s/Walter Kissling                 President, Chief Executive    March 31, 1997
---------------------------        Officer and Director
Walter Kissling

/s/John J. Mauriel, Jr.            Director                      March 29, 1997
---------------------------
John J. Mauriel, Jr.


/s/Lee R. Mitau                    Director                      March 28, 1997
---------------------------
Lee R. Mitau


/s/Rolf Schubert                   Chief Technology Officer      March 31, 1997
---------------------------        and Director
Rolf Schubert


/s/Lorne C. Webster                Director                      March 30, 1997
---------------------------
Lorne C. Webster